United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 10, 2006, the Board of Directors of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company”) voted to increase the size of the Board of Directors to five (5) members and elected Todd D. Jordan as a director of the Company. Mr. Jordan qualifies as an independent director pursuant to Nasdaq listing requirements. The Board of Directors of the Company has appointed Mr. Jordan as a member of the Governance Committee, the Audit Committee and the Compensation Committee.

Mr. Jordan is a Senior Analyst at Ardsley Partners, a Connecticut based hedge fund covering various consumer related sectors. Prior to joining Ardsley Partners, Mr. Jordan was employed at Cobalt Capital in a similar capacity, and prior to this, Mr. Jordan spent 8 years as a sell side analyst with such companies as Buckingham Research Group, Dresdner Kleinwort Wasserstein and Raymond James & Associates covering the gaming, lodging, leisure and restaurant sectors, garnering a Wall Street Journal #1 or #2 ranking 3 out of the last 4 years eligible. Mr. Jordan earned a Masters of Business Administration in Analytical Finance with Honors from the University of Chicago, Graduate School of Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: July 12, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer